Exhibit 99.1

                        Yum! Brands Inc. Reports Strong
        Full-Year 2006 EPS of $2.92, an Increase of 14%, Led by Powerful
                       Growth in China and International


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Feb. 12, 2007--Yum! Brands Inc. (NYSE: YUM) today also reported results for the fourth quarter ended December 30, 2006, and provided the company's latest outlook for 2007.

    The sales, profit, and margin percentage highlights for the fourth quarter and full year that follow are stated on a like-for-like basis excluding the benefit of an extra week in the fourth quarter of 2005.

    Highlights for the fourth quarter are . . .

    --  EPS of $0.83, an increase of 8%.

    --  Worldwide system sales increased by 7%.

    -- Worldwide same-store sales grew 3%, and total worldwide restaurants increased by 2%.

    -- Worldwide restaurant margin improved 0.9 percentage points with improvements in both international businesses, and U.S. margin was even.

    --  Worldwide operating profit grew 7%.

    Highlights for the full year are . . .

    --  Worldwide system sales grew by 5%.

    --  Worldwide operating profit increased 12%.

    -- Strong double-digit operating-profit growth from our international divisions: China, 37% and YRI, 11%.

    --  Mainland China restaurant unit growth of 18%.

    -- Yum! Restaurants International Division (YRI) restaurant growth of 3%, making this our eighth consecutive year with at least 3% restaurant growth.

    --  Worldwide franchise fees increased 7%.

    -- Restaurant margin increased 1.2 percentage points worldwide and improved in all three business segments.

    --  Operating margin expanded 1.0 percentage points worldwide.

    --  Average diluted shares outstanding were reduced by 6%.

    Note: All preceding comparisons are versus the same period a year ago.

    FULL-YEAR 2007 OUTLOOK

    The company continues to expect full-year 2007 EPS growth of at least 10%, or at least $3.21 per share.



CONSOLIDATED FINANCIAL HIGHLIGHTS
-------------------------------------------

                       Fourth Quarter               Full Year
                 -------------------------- --------------------------
                  2006    2005   % Change     2006    2005   % Change
                 ------- ------- ---------   ------- ------- ---------
Traditional
 Restaurants     32,458  31,901     +2       32,458  31,901     +2
System-Sales
 Growth            +3%     +7%      NM         +4%     +7%      NM
  Excluding 53rd
   Week            +7%     +4%      NM         +5%     +6%      NM
Reported EPS     $0.83   $0.77      +8       $2.92   $2.55     +14


    Note: YUM has 34,595 restaurant locations around the world, which include 2,137 license units.

    David C. Novak, Chairman and CEO, said, "I am pleased to report that in 2006 we again demonstrated the power of Yum! with our capability to consistently deliver double-digit EPS growth through our global portfolio of leading restaurant brands. We achieved strong EPS growth of 14%, led by continued profitable international growth, including nearly 400 new restaurants in our China Division, despite a disappointing fourth-quarter performance in the U.S. This marks the fifth straight year of delivering on our annual commitment of at least 10% EPS growth.

    "Importantly, we continued to return significant cash to shareholders in 2006 while maintaining a strong balance sheet. In fact, we returned $1.1 billion through share buy backs and dividends, making this the second straight year that we returned more than $1 billion to our shareholders. Additionally, this past December we announced the doubling of our quarterly dividend rate from $0.15 to $0.30 per share after initiating a dividend only two years ago. This new quarterly dividend rate is expected to generate an approximate 2% yield for our shareholders beginning in our second quarter 2007.

    "As we look ahead to our expectations for 2007, we remain confident we can continue to build on our track record of growing EPS at least 10% each year by generating 20% operating profit growth from our China Division, 10% from our YRI Division and 5% from our U.S. businesses.

    "Shareholders should expect us to continue building consistent value by focusing on executing YUM's unique growth opportunities -- building dominant restaurant brands in China, driving profitable international growth, improving U.S. brand positioning and returns, and driving high ROIC and strong shareholder payout -- that make us a global growth company and allow us to generate substantial free cash flow."



CHINA DIVISION
-----------------------------------------

                    Fourth Quarter                 Full Year
($ million,                      %                            %
 except                       Change                       Change
 restaurant                --------------               --------------
 counts and                         Excl                         Excl
 percentages) 2006   2005  Reported  F/x   2006   2005  Reported  F/x
             ------ ------ -------- ----- ------ ------ -------- -----
Key Financial
 Measures
System-Sales
 Growth                      +27    +23                   +26    +23
 Mainland
  China only                 +32    +29                   +31    +28
Company Sales 521    411     +27    +23   1,587  1,255    +26    +23
Restaurant
 Margin %    17.8   13.9    +3.9    +3.9  20.4   17.4    +3.0    +2.9
Operating
 Profit       70     51      +36    +31    290    211     +37    +33

----------------------------------------------------------------------
Key
 Development
 Metrics
for Mainland
 China
Total YUM
 Restaurants 2,121  1,792    +18     NA   2,121  1,792    +18     NA
  KFC        1,822  1,557    +17     NA   1,822  1,557    +17     NA
  Pizza Hut
   Casual
   Dining     254    204     +25     NA    254    204     +25     NA
  Pizza Hut
   Home
   Service    37     26      +42     NA    37     26      +42     NA


    Note: China Division includes mainland China, Thailand and the KFC Taiwan business.

    For the fourth quarter 2006, company sales for the China Division increased 23% in local-currency terms due to the continued strong expansion of both our KFC and Pizza Hut brands in mainland China. In particular, mainland China experienced strong fourth-quarter system-same-store-sales growth of 12%, and restaurant unit growth of 18%.

    Fourth-quarter 2006 reported operating profit increased 36% versus last year. The key contributing factor was continued sales growth in mainland China for both KFC and Pizza Hut.



YUM! RESTAURANTS INTERNATIONAL DIVISION (YRI)
--------------------------------------------------------------------


                                                Fourth Quarter
($ million, except restaurant counts and                      %
 percentages)                                              Change
                                                        --------------
                                                                 Excl
                                                                 F/x &
                                                                 53rd
                                         2006    2005   Reported  Wk
                                        ------- ------- -------- -----
Key Financial Measures
System-Sales Growth                                       +10    +11
Franchise & License Fees                 157     147      +7      +8
Franchisee Sales                        2,788   2,654     +5      +7
Company Sales                            687     511      +34    +37
Operating Margin %                       14.2    16.4    (2.2)   (1.9)
Operating Profit                         119     108      +11    +15

----------------------------------------------------------------------
Key Development Metrics
Traditional Restaurants                 11,710  11,319    +3      NA
 KFC                                    6,550   6,246     +5      NA
 Pizza Hut                              4,694   4,610     +2      NA
Franchise Restaurants                   9,387   8,848     +6      NA


                                                  Full Year
($ million, except restaurant counts                          %
 and percentages)                                          Change
                                                        --------------
                                                                 Excl
                                                                 F/x &
                                                                  53rd
                                         2006    2005   Reported  Wk
                                        ------- ------- -------- -----
Key Financial Measures
System-Sales Growth                                       +7      +9
Franchise & License Fees                 494     448      +10    +11
Franchisee Sales                        9,072   8,499     +7      +8
Company Sales                           1,826   1,676     +9     +10
Operating Margin %                       17.6    17.5    +0.1    +0.2
Operating Profit                         407     372      +9     +12

----------------------------------------------------------------------
Key Development Metrics
Traditional Restaurants                 11,710  11,319    +3      NA
 KFC                                    6,550   6,246     +5      NA
 Pizza Hut                              4,694   4,610     +2      NA
Franchise Restaurants                   9,387   8,848     +6      NA


    Note: Full year 2005 and Q4 2005 benefited from having an extra week. The following discussion addresses 2006 performance on a like-for-like basis or without this benefit in 2005.

    Fourth-quarter 2006 operating profit increased 18% including the positive impact of foreign exchange. In addition, system-sales increased 11% in local currency terms, one of the best quarterly performances ever for the division. The key contributing factors were the strength of the franchise businesses around the world with strong same-store-sales growth of 7% and the recovery of the KFC U.K. business. Finally, YRI opened 333 and 785 new traditional restaurants for the fourth quarter and full year 2006 respectively, of which 90% were opened by franchisees.

    The acquisition of the remaining 50% ownership of the Pizza Hut U.K. joint venture from Whitbread was completed during the fourth quarter 2006, which impacted certain fourth-quarter and full-year financial measures. Excluding the impact of the acquisition and foreign exchange, the growth rates for the following fourth-quarter and full-year measures would have been: franchise fees, 13% and 13%, and company sales, +4% and even. Additionally, operating margin would have been 17.3% and 18.9% respectively.




UNITED STATES BUSINESS
--------------------------------------------------------------------


                                                Fourth Quarter
($ million, except restaurant counts and                      %
 percentages)                                              Change
                                                        --------------
                                                                 Excl
                                                                 53rd
                                          2006    2005  Reported   Wk
                                        ------- ------- -------- -----
Key Financial Measures
Blended Same-Store-Sales Growth %
  Company                                 (2)     +4      NM      NM
  System                                 Even     +3      NM      NM
Franchisee Sales                        3,877   3,898     (1)     +3
Company Sales                           1,437   1,616     (11)    (8)
Franchise & License Fees                 197     200      (1)     +3
Restaurant Margin %                      13.5    13.9    (0.4)   0.0
Operating Margin %                       12.1    12.9    (0.8)   (0.2)
Operating Profit                         198     235      (15)    (8)

----------------------------------------------------------------------
Key Development Metrics
Total Traditional Restaurants           18,117  18,291    (1)     NA
System Multibrand Restaurants           3,433   3,096     +11     NA
Franchise Restaurants                   13,905  13,605    +2      NA


                                                   Full Year
($ million, except restaurant counts and                       %
 percentages)                                               Change
                                                         -------------
                                                                  Excl
                                                                  53rd
                                           2006    2005  Reported  Wk
                                         ------- ------- -------- ----
Key Financial Measures
Blended Same-Store-Sales Growth %
  Company                                 Even     +4      NM     NM
  System                                   +1      +3      NM     NM
Franchisee Sales                         12,804  12,428    +3     +4
Company Sales                            4,952   5,294     (6)    (5)
Franchise & License Fees                  651     635      +3     +4
Restaurant Margin %                       14.6    13.8     0.8    0.9
Operating Margin %                        13.6    12.8     0.8    1.0
Operating Profit                          763     760      Even   +3

----------------------------------------------------------------------
Key Development Metrics
Total Traditional Restaurants            18,117  18,291    (1)     NA
System Multibrand Restaurants            3,433   3,096     +11     NA
Franchise Restaurants                    13,905  13,605    +2      NA


    Note: Full year 2005 and Q4 2005 benefited from having an extra week. The following discussion addresses 2006 performance on a like-for-like basis or without this benefit in 2005.

    For the fourth quarter, operating profit was lower by 8% primarily as a result of higher closure and impairment expenses. An additional factor was a 2% decline in blended company same-stores sales. The primary driver of the same-store sales decline was Taco Bell's decline of 5%, lapping a very strong +7% in the fourth quarter last year. This also reflects a very significant negative sales impact during the month of December from adverse publicity related to a produce-sourcing issue. The low point of the Taco Bell sales decline occurred during the third week of December, and sales have begun to recover from that point in time.

    Refranchising company restaurants negatively impacted fourth-quarter and full-year company-sales growth by 6 and 5 percentage points respectively.

    For the fourth quarter, franchise sales and fees grew as a result of the expansion of our franchise-restaurant base due to the sale of 452 company-owned restaurants to franchisees (refranchising) over the past year.

    TAX RATE

    The tax rates for the full year and fourth quarter, 2006 were better than anticipated. The low rate for the fourth quarter included the reversal of tax reserves in connection with our regular U.S. audit cycle, which we had communicated earlier this year, as well as other adjustments to prior years' accruals and reserves.

    U.S. FRANCHISE OWNERSHIP UPDATE

    As previously communicated during our analyst meeting on December 6, 2006, we extended our original two-year plan to sell approximately 1,000 company restaurants to franchisees during 2006 and 2007. Our current three-year plan, through 2008, is to sell approximately 1,500 company restaurants to franchisees, which will reduce company ownership to approximately 17% of the U.S. system. For the full year 2006, 452 company-owned U.S. restaurants were sold to our franchisees.

    Our latest estimate for 2007 is cash proceeds from U.S. refranchising of $200 million. Operating-profit impact for the U.S. in 2007, due to refranchising activities, is expected to be about neutral. Our three-year program is targeted to produce total cash proceeds of $550 to $600 million, improvements in restaurant margin and ROIC, and an approximate neutral impact on U.S. operating profit.

    FREE CASH FLOW

    For full-year 2006, we generated a record $1.3 billion in Cash from Operating Activities and invested $614 million in capital in our businesses. Additionally, we generated $456 million in cash from refranchising, stock option proceeds and sale of excess properties. As a result, total free cash available totaled over $1.1 billion. More importantly, all three of our reporting segments continue to generate free cash flow.

    In 2006, we again returned virtually all free cash available to our shareholders through share buy backs and quarterly dividends. Specifically, we returned a total of over $1.1 billion to our shareholders, that included significant share buy backs totaling $1.0 billion at an average price of $49.60, and $144 million returned through the quarterly dividends.

    For 2007, we expect similar total payout levels to our shareholders through both significant share buy backs and dividends. As we announced December 5, 2006, we have doubled our quarterly dividend for the second-quarter 2007 payment from $0.15 to $0.30 per share.

    YUM GROWTH MODEL AND 2007 OUTLOOK

    Earnings Growth Model:

    -- China Division operating-profit growth of 20%. This growth is driven largely by development in mainland China measured by 20% system-sales growth and 375 new-restaurant openings.

    -- YRI Division operating-profit growth of 10%. This growth is driven by system-sales growth of at least 5% (unit and same-store-sales growth), with 750 new-restaurant openings.

    -- U.S. operating-profit growth of 5%. This growth is driven by 2% to 3% same-store-sales growth.

    -- EPS growth of at least 10%. This assumes operating profit from our three lines of business as previously noted with additional benefit from the reduction in shares outstanding due to substantial share buy backs.

    Full-Year Outlook:

    -- Full-year 2007 EPS growth of at least 10%, or at least $3.21 per share.

    -- Profit growth from our combined international businesses is expected to be solidly double digit each quarter. In addition, full-year targeted U.S. sales and profit growth is expected to occur with solidly positive U.S. growth in the second half of 2007, offsetting a negative first quarter in the U.S.



  2006 Fourth-Quarter End Dates        2007 First-Quarter End Dates
----------------------------------   ---------------------------------
International Division  12/4/2006    International Division 2/26/2007
China Division         12/31/2006    China Division         2/28/2007
U.S. Business          12/30/2006    U.S. Business          3/24/2007


    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. EST
Tuesday, February 13, 2007.

    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

    The call will be available for playback beginning at noon Eastern Time Tuesday, February 13, through 5 p.m. Friday, February 23. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 5699345.

    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site, www.yum.com, and selecting
"4th-Quarter Earnings Webcast."

    For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

    ADDITIONAL INFORMATION ONLINE

    Fourth-quarter restaurant-count details and definitions of terms are available online at

    http://media.corporate-ir.net/media_files/irol/11/117941/
YumQ406Earnings.pdf. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    Segment-results reconciliation is available online at

    http://media.corporate-ir.net/media_files/irol/11/117941/
YumQ406Segment.pdf. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2006, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past two years, one of Black Enterprise Magazine's "30 Hottest Franchises for 2006, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."



                          Yum! Brands, Inc.
                   Consolidated Summary of Results
           (amounts in millions, except per share amounts)
                             (unaudited)

                                      %                           %
                     Quarter       Change     Year to date     Change
               -------------------         -------------------
               12/30/06  12/31/05   B/(W)  12/30/06  12/31/05   B/(W)
               --------- --------- ------- --------- --------- -------
Company sales  $  2,645  $  2,538       4  $  8,365  $  8,225       2
Franchise and
 license fees       371       361       3     1,196     1,124       7
               --------- ---------         --------- ---------
Total revenues    3,016     2,899       4     9,561     9,349       2
               --------- ---------         --------- ---------

Costs and
 expenses
   Food and
    paper           803       791      (1)    2,549     2,584       1
   Payroll and
    employee
    benefits        681       678      --     2,142     2,171       1
   Occupancy
    and other
    operating
    expenses        796       733      (9)    2,403     2,315      (4)
               --------- ---------         --------- ---------
Company
 restaurant
 expenses         2,280     2,202      (3)    7,094     7,070      --
General and
 administrative
 expenses           398       374      (6)    1,187     1,158      (2)
Franchise and
 license
 expenses            11         9     (25)       35        33      (8)
Closures and
 impairment
 expenses            34        19      NM        59        62      NM
Refranchising
 (gain) loss        (17)      (22)     NM       (24)      (43)     NM
Other (income)
 expense            (18)      (14)     23       (51)      (80)    (37)
Wrench
 litigation
 (income)
 expense             --        --      NM        --        (2)     NM
AmeriServe and
 other charges
 (credits)           (1)       (2)     NM        (1)       (2)     NM
               --------- ---------         --------- ---------
Total costs and
 expenses         2,687     2,566      (5)    8,299     8,196      (1)
               --------- ---------         --------- ---------
Operating
 profit             329       333      (1)    1,262     1,153       9
Interest
 expense, net        49        41     (23)      154       127     (22)
               --------- ---------         --------- ---------
Income before
 income taxes       280       292      (4)    1,108     1,026       8
Income tax
 provision           48        66      27       284       264      (7)
               --------- ---------         --------- ---------
Net income     $    232  $    226       3  $    824  $    762       8
               ========= =========         ========= =========

Effective tax
 rate              17.2%     22.7%             25.6%     25.8%
---------------========= =========         ========= =========

Basic EPS Data
---------------
  EPS          $   0.86  $   0.80       8  $   3.02  $   2.66      13
               ========= =========         ========= =========
  Average
   shares
   outstanding      268       281       5       273       286       5
               ========= =========         ========= =========

Diluted EPS
 Data
---------------
  EPS          $   0.83  $   0.77       8  $   2.92  $   2.55      14
               ========= =========         ========= =========
  Average
   shares
   outstanding      278       292       5       282       298       6
               ========= =========         ========= =========

Dividends
 declared per
 common share  $   0.60  $   0.23          $  0.865  $  0.445
               ========= =========         ========= =========


Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes.




                          Yum! Brands, Inc.
                   UNITED STATES Operating Results
                        (amounts in millions)
                             (unaudited)

                                      %                           %
                     Quarter       Change     Year to date     Change
               -------------------         -------------------
               12/30/06  12/31/05   B/(W)  12/30/06  12/31/05   B/(W)
               --------- --------- ------- --------- --------- -------

Company sales  $  1,437  $  1,616     (11) $  4,952  $  5,294      (6)
Franchise and
 license fees       197       200      (1)      651       635       3
               --------- ---------         --------- ---------
 Revenues         1,634     1,816     (10)    5,603     5,929      (5)
               --------- ---------         --------- ---------

Company
 restaurants
 Food and paper     408       471      13     1,399     1,576      11
 Payroll and
  employee
  benefits          434       495      12     1,489     1,600       7
 Occupancy and
  other
  operating
  expenses          400       425       6     1,340     1,385       3
               --------- ---------         --------- ---------
                  1,242     1,391      11     4,228     4,561       7
General and
 administrative
 expenses           166       171       4       546       536      (2)
Franchise and
 license
 expenses             8         8     (10)       23        26       9
Closures and
 impairment
 expenses            22        11      NM        37        46      NM
Other (income)
 expense             (2)       --      NM         6        --      NM
               --------- ---------         --------- ---------
                  1,436     1,581       9     4,840     5,169       6
               --------- ---------         --------- ---------
Operating
 profit        $    198  $    235     (15) $    763  $    760      --
               ========= =========         ========= =========

Company sales     100.0%    100.0%            100.0%    100.0%
                                      0.8                         1.6
Food and paper     28.4      29.2   ppts.      28.2      29.8   ppts.
Payroll and
 employee                             0.4                         0.1
 benefits          30.2      30.6   ppts.      30.1      30.2   ppts.
Occupancy and
 other
 operating                           (1.6)                       (0.9)
 expenses          27.9      26.3    ppts.      27.1     26.2   ppts.
               --------- ---------         --------- ---------
Restaurant                           (0.4)                        0.8
 margin            13.5%     13.9%  ppts.      14.6%     13.8%  ppts.
               ========= =========         ========= =========

Operating                            (0.8)                        0.8
 margin            12.1%     12.9%  ppts.      13.6%     12.8%  ppts.
               ========= =========         ========= =========

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes.




                          Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                                      %                           %
                     Quarter       Change     Year to date     Change
               -------------------         -------------------
               12/30/06  12/31/05   B/(W)  12/30/06  12/31/05   B/(W)
               --------- --------- ------- --------- --------- -------

Company sales  $    687  $    511      34  $  1,826  $  1,676       9
Franchise and
 license fees       157       147       7       494       448      10
               --------- ---------         --------- ---------
 Revenues           844       658      28     2,320     2,124       9
               --------- ---------         --------- ---------

Company
 restaurants
 Food and paper     211       170     (23)      588       554      (6)
 Payroll and
  employee
  benefits          175       124     (41)      448       404     (11)
 Occupancy and
  other
  operating
  expenses          224       163     (38)      566       515     (10)
               --------- ---------         --------- ---------
                    610       457     (33)    1,602     1,473      (9)
General and
 administrative
 expenses           106        92     (14)      293       284      (4)
Franchise and
 license
 expenses             3         1      NM        12         7     (69)
Closures and
 impairment
 expenses             8         3      NM        16         9      NM
Other (income)
 expense             (2)       (3)    (62)      (10)      (21)    (54)
               --------- ---------         --------- ---------
                    725       550     (32)    1,913     1,752      (9)
               --------- ---------         --------- ---------
Operating
 profit        $    119  $    108      11  $    407  $    372       9
               ========= =========         ========= =========

Company sales     100.0%    100.0%            100.0%    100.0%
                                      2.6                         0.9
Food and paper     30.6      33.2   ppts.      32.2      33.1   ppts.
Payroll and
 employee                            (1.2)                       (0.5)
 benefits          25.5      24.3   ppts.      24.6      24.1   ppts.
Occupancy and
 other
 operating                           (0.8)                       (0.3)
 expenses          32.6      31.8   ppts.      31.0      30.7   ppts.
               --------- ---------         --------- ---------
Restaurant                            0.6                         0.1
 margin            11.3%     10.7%  ppts.      12.2%     12.1%  ppts.
               ========= =========         ========= =========

Operating                            (2.2)                        0.1
 margin            14.2%     16.4%  ppts.      17.6%     17.5%  ppts.
               ========= =========         ========= =========

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes.




                          Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                                      %                           %
                     Quarter       Change     Year to date     Change
               -------------------         -------------------
               12/30/06  12/31/05   B/(W)  12/30/06  12/31/05   B/(W)
               --------- --------- ------- --------- --------- -------

Company sales  $    521  $    411      27  $  1,587  $  1,255      26
Franchise and
 license fees        17        14      27        51        41      25
               --------- ---------         --------- ---------
 Revenues           538       425      27     1,638     1,296      26
               --------- ---------         --------- ---------

Company
 restaurants
 Food and paper     184       150     (23)      562       454     (24)
 Payroll and
  employee
  benefits           72        59     (21)      205       167     (23)
 Occupancy and
  other
  operating
  expenses          172       145     (18)      497       415     (20)
               --------- ---------         --------- ---------
                    428       354     (21)    1,264     1,036     (22)
General and
 administrative
 expenses            48        32     (53)      119        92     (30)
Franchise and
 license
 expenses            --        --      NM        --        --      NM
Closures and
 impairment
 expenses             4         5      NM         6         7      NM
Other (income)
 expense            (12)      (17)    (26)      (41)      (50)    (17)
               --------- ---------         --------- ---------
                    468       374     (25)    1,348     1,085     (24)
               --------- ---------         --------- ---------
Operating
 profit        $     70  $     51      36  $    290  $    211      37
               ========= =========         ========= =========

Company sales     100.0%    100.0%            100.0%    100.0%
                                      1.0                         0.8
Food and paper     35.5      36.5   ppts.      35.4      36.2   ppts.
Payroll and
 employee                             0.7                         0.4
 benefits          13.7      14.4   ppts.      12.9      13.3   ppts.
Occupancy and
 other
 operating                            2.2                         1.8
 expenses          33.0      35.2   ppts.      31.3      33.1   ppts.
               --------- ---------         --------- ---------
Restaurant                            3.9                         3.0
 margin            17.8%     13.9%  ppts.      20.4%     17.4%  ppts.
               ========= =========         ========= =========


Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan




                          Yum! Brands, Inc.
                     Consolidated Balance Sheets
                        (amounts in millions)

                                                (unaudited)
                                                -----------
                                                 12/30/06    12/31/05
                                                -----------  ---------
ASSETS
Current Assets
Cash and cash equivalents                       $      319   $    158
Short-term investments                                   6         43
Accounts and notes receivable, less allowance:
 $18 in 2006 and $23 in 2005                           220        236
Inventories                                             93         85
Prepaid expenses and other current assets              132         75
Deferred income taxes                                   55        181
Advertising cooperative assets, restricted              74         77
                                                -----------  ---------
 Total Current Assets                                  899        855
Property, plant and equipment, net of
 accumulated depreciation and amortization of
 $3,146 in 2006 and $2,830 in 2005                   3,631      3,356
Goodwill                                               662        538
Intangible assets, net                                 347        330
Investments in unconsolidated affiliates               138        173
Other assets                                           363        308
Deferred income taxes                                  341        243
                                                -----------  ---------
 Total Assets                                   $    6,381   $  5,803
                                                ===========  =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities  $    1,387   $  1,256
Income taxes payable                                    37         79
Short-term borrowings                                  227        211
Advertising cooperative liabilities                     74         77
                                                -----------  ---------
 Total Current Liabilities                           1,725      1,623

 Long-term debt                                      2,045      1,649
Other liabilities and deferred credits               1,174      1,082
                                                -----------  ---------
 Total Liabilities                                   4,944      4,354
                                                -----------  ---------

Shareholders' Equity
Preferred stock, no par value, 250 shares
 authorized; no shares issued                           --         --
Common stock, no par value, 750 shares
 authorized; 265 shares and 278 shares issued
 in 2006 and 2005, respectively                         --         --
Retained earnings                                    1,593      1,619
Accumulated other comprehensive loss                  (156)      (170)
                                                -----------  ---------
 Total Shareholders' Equity                          1,437      1,449
                                                -----------  ---------
 Total Liabilities and Shareholders' Equity     $    6,381   $  5,803
                                                ===========  =========


See accompanying notes.




                          Yum! Brands, Inc.
                Consolidated Statements of Cash Flows
                        (amounts in millions)

                                                     Year to date
                                                ----------------------
                                                (unaudited)
                                                ----------------------
                                                  12/30/06   12/31/05
                                                -----------  ---------
Cash Flows - Operating Activities
Net income                                      $      824   $    762
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                       479        469
   Closures and impairment expenses                     59         62
   Refranchising (gain) loss                           (24)       (43)
   Contributions to defined benefit pension
    plans                                              (43)       (74)
   Deferred income taxes                               (30)      (101)
   Equity income from investments in
    unconsolidated affiliates                          (51)       (51)
   Distributions of income received from
    unconsolidated affiliates                           32         44
   Excess tax benefit from share-based
    compensation                                       (62)       (87)
   Share-based compensation expense                     65         62
   Other non-cash charges and credits, net             101         78
Changes in operating working capital, excluding
 effects of acquisitions and dispositions:
   Accounts and notes receivable                        24         (1)
   Inventories                                          (3)        (4)
   Prepaid expenses and other current assets           (33)        78
   Accounts payable and other current
    liabilities                                        (46)       (10)
   Income taxes payable                                 10         54
                                                -----------  ---------
   Net change in operating working capital             (48)       117
                                                -----------  ---------
Net Cash Provided by Operating Activities            1,302      1,238
                                                -----------  ---------

Cash Flows - Investing Activities
Capital spending                                      (614)      (609)
Proceeds from refranchising of restaurants             257        145
Acquisition of remaining interest in
 unconsolidated affiliate, net of cash assumed        (178)        --
Acquisition of restaurants from franchisees             (7)        (2)
Short-term investments                                  39         12
Sales of property, plant and equipment                  57         81
Other, net                                             (30)        28
                                                -----------  ---------
Net Cash Used in Investing Activities                 (476)      (345)
                                                -----------  ---------

Cash Flows - Financing Activities
Proceeds from issuance of long-term debt               300         --
Payments of long-term debt                            (211)       (14)
Short-term borrowings by original maturity
   More than three months - proceeds                   236         --
   More than three months - payments                   (54)        --
   Three months or less, net                             4        (34)
Revolving credit facilities, three months or
 less, net                                             (23)       160
Repurchase shares of common stock                     (983)    (1,056)
Excess tax benefit from share-based compensation        62         87
Employee stock option proceeds                         142        148
Dividends paid on common shares                       (144)      (123)
Other, net                                              (2)        --
                                                -----------  ---------
Net Cash Used in Financing Activities                 (673)      (832)
                                                -----------  ---------
Effect of Exchange Rate on Cash and Cash
 Equivalents                                             8          1
                                                -----------  ---------
Net Increase (Decrease) in Cash and Cash
 Equivalents                                           161         62
Net Increase in Cash and Cash Equivalents of
 Mainland China for December 2004                       --         34
Cash and Cash Equivalents - Beginning of Period        158         62
                                                -----------  ---------
Cash and Cash Equivalents - End of Period       $      319   $    158
                                                ===========  =========

See accompanying notes.




 Notes to the Consolidated Summary of Results, Consolidated Balance
           Sheets and Consolidated Statements of Cash Flows
           (amounts in millions, except per share amounts)
                             (unaudited)

(a) Percentages may not recompute due to rounding.

(b) All periods presented reflect the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123R) effective September 4, 2005. The Company adopted SFAS 123R by applying the modified retrospective application transition method to the beginning of 2005, and as such the first three fiscal quarters of 2005 were adjusted to recognize the compensation cost for stock options previously reported only in the financial statement proforma footnote disclosures as required by SFAS No. 123, "Accounting for Stock-Based Compensation".

(c) Amounts presented as of and for the quarter and year to date ended December 30, 2006 are preliminary.

(d) Foreign currency translation impacted the YRI Division's operating profit by a positive $2 million in the quarter ended December 30, 2006 and by a negative $1 million in the year to date ended December 30, 2006. Foreign currency translation positively impacted the China Division's operating profit by $2 million and $8 million in the quarter and year to date ended December 30, 2006, respectively.

(e) The effective tax rate for the year to date ended December 30, 2006 was lower than originally forecasted due to the net impact of several non-recurring items. The most significant of these items included out-of-year adjustments to reserves and accruals (which lowered our effective tax rate by approximately 2 percentage points) and a state tax law change that resulted in the loss of certain net operating loss carryforwards (which increased our effective tax rate by approximately 1 percentage point).

(f) Other (income) expense primarily includes equity income from investments in unconsolidated affiliates. In the year to date ended December 30, 2006, other (income) expense also includes an $8 million charge associated with the termination of a beverage agreement in the United States segment recorded as other expense in the first quarter of 2006. In the quarter and year to date ended December 31, 2005, other (income) expense also includes a partial financial recovery of $10 million and $24 million, respectively, related to a China supplier ingredient issue. In the year to date ended December 31, 2005, other (income) expense also includes an $11 million gain associated with the IPO of our Poland/Czech Republic business, including a $6 million adjustment to the previously recorded gain in the quarter ended December 31, 2005.

(g) During the fourth quarter of 2006, we completed the acquisition of the remaining fifty percent ownership interest of our Pizza Hut United Kingdom ("PH UK") unconsolidated affiliate. This unconsolidated affiliate owned over 500 restaurants in the United Kingdom. Prior to this acquisition, we accounted for our interest under the equity method. From the acquisition date of September 12, 2006 through December 4, 2006 (the end of the fiscal year for PH UK), our financial statements are presented consolidating the PH UK's results of operations and cash flows. Additionally, our Consolidated Balance Sheet at December 30, 2006 now reflects the individual assets and liabilities of the PH UK, including the results of our initial purchase price allocation, as opposed to the investment in unconsolidated affiliate that was previously presented. As a result of this acquisition, company sales and restaurant profit increased $164 million and $16 million, respectively, franchise fees decreased $7 million and general and administrative expenses increased $8 million compared to the quarter and year to date ended December 31, 2005. The impacts on operating profit and net income were not significant.



    CONTACT: Yum! Brands, Inc.
             Analysts:
             Tim Jerzyk, 502-874-8006
             Senior Vice President, Investor Relations/Treasurer or
             Quan Nghe, 502-874-8918
             Director Investor Relations
             or
             Media:
             Amy Sherwood, 502-874-8200
             Vice President Public Relations